Registration No. 333-______

    As filed with the Securities and Exchange Commission on January 30, 2004


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                           Jacksonville Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

               Federal                                       33-1002258
   (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                             1211 West Morton Avenue
                          Jacksonville, Illinois 62650
                    (Address of Principal Executive Offices)

                                 Richard A. Foss
                      President and Chief Executive Officer
                             1211 West Morton Avenue
                          Jacksonville, Illinois 62650
                     (Name and Address of Agent for Service)


           Jacksonville Savings Bank and Jacksonville Bancorp, M.H.C.
                             1996 Stock Option Plan
                Jacksonville Savings Bank 2001 Stock Option Plan
                            (Full Title of the Plans)

                                   Copies to:

         Richard A. Foss                            Alan Schick, Esquire
President and Chief Executive Officer        Luse Gorman Pomerenk & Schick, P.C.
    Jacksonville Savings Bank               5335 Wisconsin Ave., N.W., Suite 400
     1211 West Morton Avenue                       Washington, D.C. 20015
  Jacksonville, Illinois 62650                        (202) 274-2000
       (217) 245-4111



     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. :



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered (1)          Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$.01 per share
                                 27,287 (4)          $ 17.02 (3)              $464,425
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, par
Value $.01 per share
                                 83,626 (5)          $ 8.83 (2)               $738,417
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$.01 per share
                                 80,300 (6)          $ 17.02 (3)            $1,366,706
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

Common stock, par value
$.01 per share
                                 87,100 (7)          $ 10.00 (2)              $871,000
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                278,313                  --                 $3,440,548               $435.92
         Totals
====================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Jacksonville Savings Bank and Jacksonville Bancorp, M.H.C. 1996 Stock Option Plan (the "1996 Stock Option Plan"), and the Jacksonville Savings Bank 2001 Stock Option Plan (the "2001 Stock Option Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Jacksonville Bancorp, Inc. pursuant to 17 C.F.R. Section 230.416(a).
(2) Determined by the exercise price of options pursuant to 17 C.F.R. Section 230.457(h)(1).
(3) Determined by reference to the fair market value of the common stock on January 28, 2004, pursuant to 17 C.F.R. Section 230.457(c).
(4) Represents the number of shares of common stock currently reserved for issuance under the 1996 Stock Option Plan for any future stock grants or awards.
(5) Represents the number of shares of common stock currently reserved for issuance under the 1996 Stock Option Plan for any stock options that have been granted.
(6) Represents the number of shares of common stock currently reserved for issuance under the 2001 Stock Option Plan for any future stock grants or awards.
(7) Represents the number of shares of common stock currently reserved for issuance under the 2001 Stock Option Plan for any stock options that have been granted.

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan  Information  and Registrant  Information  and Employee Plan
               Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the 1996 Stock Option Plan and the 2001 Stock Option Plan (together, the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the

"Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Jacksonville Bancorp, Inc. became the holding company reorganization of Jacksonville Savings Bank in 2002.

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by Jacksonville Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (Commission File No. 000-49792), filed with the Commission on March 28, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on May 2, 2002 (Commission File No. 000-49792).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Annual Report on Form 10-K to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Annual Report on Form 10-K.

     The Company shall furnish without charge to each person to whom the Annual Report is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Richard
A. Foss, President and Chief Executive Officer, Jacksonville Bancorp, Inc., 1211 West Morton Avenue, Jacksonville, Illinois 62650, telephone number (217) 245-4111.

     All information appearing in this Registration Statement and the Annual Report on Form 10-K is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Article VII of the Bylaws of Jacksonville Bancorp, Inc. (the "Company") sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:

                          ARTICLE VII. INDEMNIFICATION

     The Company shall indemnify its directors, officer, and employees in accordance with the following requirements:

(a)  Definitions and rules of construction.

     (1)  Definitions for purposes of this Article

          (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or proceeding for review is brought.

          (iii)Final judgment. The term "final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

          (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

     (2) References in this Article to any individual or other person, including any savings bank, shall include legal representatives, successors, and assigns thereof.

     (b) General. Subject to paragraphs (c) and (g) of this Article, the Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Company, for:

     (1) Any amount for which that person becomes liable under a judgment in such action; and

     (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article if he or she attains a favorable judgment in such enforcement action.

     (c) Requirements.  Indemnification  shall be made to person under paragraph
(b) of this Article only if:

     (1)  Final judgment on the merits is in his or her favor; or

     (2)  In case of:

               (i)  Settlement,

               (ii) Final judgment against him or her, or

               (iii)Final  judgment  in his  or her  favor,  other  than  on the merits, if a majority of the disinterested directors of the Company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Company or its members.

However, no indemnification shall be made unless the Company gives the Office at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Office advises the Company in writing, within such notice period, of his or her objection thereto.

     (d) Insurance. The Company shall obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. The Company may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     (e) Payment of expenses. If a majority of the directors of the Company conclude that, in connection with an action, any person ultimately may become entitled to indemnification under this Article, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph
(e) shall prevent the directors of the Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Company. Before making advance payment of expenses under this paragraph (e), the Company shall obtain an agreement that the Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

     (f) Exclusiveness of provisions. The indemnification of any person referred to in paragraph (b) shall be governed solely by these bylaws as provided for in 12 C.F.R. ss.545.121 (b) and the obtaining of insurance as referred to in paragraph (d) shall be governed by paragraph (d) of 12 C.F.R. ss.545.121.

     (g) The indemnification provided for in paragraph (b) is subject to and qualified by 12 U.S.C. 1821(k).

     In addition, federal regulations clearly define areas for indemnity coverage for mutual holding companies of federal savings institutions, as follows:

         Indemnification of directors, officers and employees.

     A Federal savings association shall indemnify its directors, officers, and employees in accordance with the following requirements:

     (a) Definitions and rules of construction.

          (1)  Definitions for purposes of this Section.

               (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) Court. The term "court" includes,  without  limitation,  any court to which or in which any appeal or any proceeding for review is brought.

               (iii)Final Judgment.  The term "final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

               (iv) Settlement.  The  term  "settlement"  includes  entry  of  a judgment by consent or confession or a plea of guilty or nolo contendere.

          (2) References in this section to any individual or other person, including any association, shall include legal representatives, successors, and assigns thereof.

     (b) General. Subject to paragraphs (c) and (g) of this section, a savings association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the association, for:

          (1) Any amount for which that person becomes liable under a judgment in such action; and

          (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (c) Requirements. Indemnification shall be made to such person under paragraph (b) of this section only if:

          (1)  Final judgment on the merits is in his or her favor; or

          (2)  In case of:

               (i)  Settlement,

               (ii) Final judgment against him or her, or

               (iii)Final  judgment  in his  or her  favor,  other  than  on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

          However, no indemnification shall be made unless the association gives the Office at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (d) Insurance. A savings association may obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. However, no savings association may obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     (e) Payment of expenses. If a majority of the directors of a savings association concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this section, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph (e) shall prevent the directors of a savings association from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the savings association. Before making advance payment of expenses under this paragraph (e), the savings association shall obtain an agreement that the savings association will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

     (f) Exclusiveness of provision. No savings association shall indemnify any person referred to in paragraph (b) of this section or obtain insurance referred to in paragraph (d) of this section other than in accordance with this section. However, an association which has a bylaw in effect relating to indemnification of its personnel shall be governed solely by that bylaw, except that its authority to obtain insurance shall be governed by paragraph (d) of this section.

     (g) [Applicability of section 11(n) of the Federal Deposit Insurance Act.] The indemnification provided for in paragraph (b) of this section is subject to and qualified by 12 U.S.C. 1821(k).

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

 Regulation S-K                                       Reference to Prior Filing
 Exhibit Number                                        or Exhibit No. attached
                             Document                           hereto

 4     Form of Common Stock Certificate                                       *

 5     Opinion of Luse Gorman Pomerenk & Schick, P.C.                  Exhibit 5

10.1 Jacksonville Savings Bank and Jacksonville Bancorp, M.H.C. Exhibit 10.1 1996 Stock Option Plan

10.2   Jacksonville Savings Bank 2001 Stock Option Plan             Exhibit 10.2

23.1   Consent of Luse Gorman Pomerenk & Schick, P.C      Contained in Exhibit 5

23.2   Consent of  McGladrey & Pullen, LLP                          Exhibit 23.2

 24    Power of Attorney                             Contained on Signature Page

* Incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A (Commission File No. 000-49792), originally filed by the Company under the Exchange Act of 1934 with the Commission on May 2, 2002, and all amendments or reports filed for the purpose of updating such description.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jacksonville, Illinois, on this 30th day of January, 2004.

                                       JACKSONVILLE BANCORP, INC.


                               By:      /s/ Richard A. Foss
                                       -----------------------------------
                                       Richard A. Foss
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Jacksonville Bancorp, Inc. (the "Company") hereby severally constitute and appoint Richard A. Foss as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard A. Foss may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of common stock underlying the Jacksonville Savings Bank and Jacksonville Bancorp, M.H.C. 1996 Stock Option Plan and the Jacksonville Savings Bank 2001 Stock Option Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard A. Foss shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                          Title                                  Date




/s/ Richard A. Foss                 President and               January 30, 2004
---------------------------     Chief Executive Officer
Richard A. Foss                  (Principal Executive Officer)


/s/ Diana S. Tone                   Chief Financial Officer     January 30, 2004
---------------------------         and Compliance Officer
Diana S. Tone                      (Principal Financial and
                                    Accounting Officer)

/s/ Andrew F. Applebee              Chairman of the Board       January 30, 2004
---------------------------
Andrew F. Applebee


/s/ Roger D. Cannell                Director                    January 30, 2004
---------------------------
Roger D. Cannell

/s/ Michael R. Goldasich            Director                    January 30, 2004
---------------------------
Michael R. Goldasich


/s/ Harmon B. Deal, III             Director                    January 30, 2004
---------------------------
Harmon B. Deal, III


/s/ Emily J. Osburn                 Director                    January 30, 2004
---------------------------
Emily J. Osburn


/s/ Harvey D. Scott, III            Director                    January 30, 2004
---------------------------
Harvey D. Scott III


/s/ Dean H. Hess                    Director                    January 30, 2004
---------------------------
Dean H. Hess


/s/ John C. Williams                Director,                  January 30, 2004
---------------------------     Senior Vice President
John C. Williams                  and Trust Officer

                                  EXHIBIT INDEX


Exhibit Number             Description

4 Form of Common Stock Certificate (Incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A (Commission File No. 000-49792), originally filed by the Company under the Exchange Act of 1934 with the Commission on May 2, 2002, and all amendments or reports filed for the purpose of updating such description).

5    Opinion of Luse Gorman Pomerenk & Schick, P.C.

10.1 Jacksonville Savings Bank and Jacksonville Bancorp, M.H.C. 1996 Stock Option Plan

10.2 Jacksonville Savings Bank 2001 Stock Option Plan

23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

23.2 Consent of McGladrey & Pullen, LLC.

24 Power of Attorney (contained in the signature page to this Registration Statement).

------------------

                                    Exhibit 5

                  [LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK]




(202) 274-2000

January 30, 2004

Board of Directors
Jacksonville Bancorp, Inc.
1211 West Morton Avenue
Jacksonville, Illinois 62650

                  Re:      Jacksonville Bancorp, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $.01 per share (the "Common Stock"), of Jacksonville Bancorp, Inc. (the "Company") issued pursuant to the Jacksonville Savings Bank and Jacksonville Bancorp, M.H.C. 1996 Stock Option Plan and the Jacksonville Savings Bank 2001 Stock Option Plan (together, the "Plans").

     In rendering the opinion expressed herein, we have reviewed the Charter of the Company, the Plans, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based on the foregoing, we are of the following opinion:

     At the time of effectiveness of the Form S-8, the Common Stock of the Company, when issued in accordance with the terms and conditions of the Plans, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                            Very truly yours,


                                            /s/ Luse Gorman Pomerenk & Schick
                                            Luse Gorman Pomerenk & Schick,
                                            A Professional Corporation

                                  Exhibit 10.1

                            JACKSONVILLE SAVINGS BANK
                        and JACKSONVILLE BANCORP, M.H.C.

                             1996 STOCK OPTION PLAN

1.       Purpose

     The purpose of the Jacksonville Savings Bank and Jacksonville Bancorp, M.H.C. 1996 Stock Option Plan (the "Plan") is to advance the interests of Jacksonville Savings Bank (the "Bank") and its shareholders by providing
Employees and Outside Directors of the Bank and its affiliates, including Jacksonville Bancorp, M.H.C. (the "Company"), the mutual holding company of the Bank, upon whose judgment, initiative and efforts the successful conduct of the business of the Bank and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability to such positions with the Bank and the Company.

2.       Definitions

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank or the Company, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code.

     "Award" means an Award of Nonstatutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

     "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his estate.

     "Board" means the Board of Directors of the Bank and the Company, as applicable.

         "Change in Control" means:

     (1) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Bank, the Company or the Stock Holding Company, or a similar transaction in which the Bank, the Company or the Stock Holding Company is not the resulting entity;

     (2) individuals who constitute the Incumbent Board of the Bank, the Company, or the Stock Holding Company cease for any reason to constitute a majority thereof; provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Bank's or the Stock Holding Company's stockholders or the Company's members was approved by the same nominating committee serving under the Incumbent Board shall be, for purposes of this Section, considered as though he were a member of the Incumbent Board; or

     (3) an acquisition of "control" of the Bank, the Company or the Stock Holding Company as defined in the Bank Holding Company Act of 1956, as amended and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "BHCA"), as determined by the Board of Directors of the Bank, the Company or the Stock Holding Company; or

     (4) an acquisition of the Bank's or Stock Holding Company's stock requiring submission of notice under the change in Bank Control Act.

     (5) In the event that the Company converts to the Stock Holding Company on a stand-alone basis, a "Change in Control" of the Bank or the Stock Holding Company (a) shall mean an event of a nature that would be required to be reported in response to Item 1a of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or results in a Change in Control of the Bank or the Stock Holding Company within the meaning of the BHCA; or (b) without limitation shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Stock Holding Company is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Bank representing 25% or more of the Bank's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank received by the Stock Holding Company in connection with the Reorganization and any securities purchased by the Bank's employee stock ownership plan and trust shall not be counted in determining whether such plan is the beneficial owner of more than 25% of the Bank's securities, (ii) a proxy statement soliciting proxies from stockholders of the Bank, by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Stock Holding Company of the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Bank or the Stock Holding Company, or (iii) a tender offer is made for 25% or more of the voting securities of the Bank and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     Notwithstanding the foregoing, a "Change in Control" of the Bank or the Company shall not be deemed to have occurred if the Company ceases to own at least 51% of all outstanding shares of stock of the Bank in connection with a conversion of the Company from mutual to stock form.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commissioner"  shall  mean  the  Illinois   Commissioner  of  Savings  and
Residential Finance.

     "Committee" means the Stock Benefits Committee (or the equivalent) of the Board of Directors consisting of at least three Outside Directors of the Bank or the Company, and all of whom are and must be "disinterested directors" as that term is defined under Rule 16b-3 under the Exchange Act.

     "Common Stock" means the common stock of the Bank, par value $1.00 per share.

     "Company" means Jacksonville Bancorp, M.H.C.

     "Continuous Service" means employment as an Employee or service as an Outside Director or Director Emeritus without any interruption or termination of such employment or service. In the case of an Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor. For purposes of determining Continuous Service, an Outside Director who terminates service on the Board but who continues to serve the Bank or Company as a Director Emeritus will not be deemed to have an interruption or termination of service under the Plan. For purposes of determining Continuous Service, a Director Emeritus who is issued an Award and who continues to serve the Bank or Company in an advisory capacity as a Director Emeritus will be deemed to have maintained Continuous Service so long as such person serves as a Director Emeritus.

     "Conversion Transaction" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion with an unrelated entity, as contemplated by regulations of the Commissioner or FDIC or any successor thereof.

     "Date of Grant" means the actual date on which an Award is granted by the Committee.

     "Director" means a member of the Board of Directors.

     "Director Emeritus" means a former Director, who in recognition of his or her past contributions, has been titled as a Director Emeritus and who continues to perform advisory services for the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an Employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such Employee's lifetime.

     "Effective Date" shall be the date the Plan is ratified by the Board, following the approval of stockholders.

     "Employee" means any person who is currently employed by the Bank or the Company or an Affiliate, including officers.

     "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") "Small-Cap Issues" (as published by the Wall Street Journal, if published) on such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq "Small-Cap Issues", Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Incentive Stock Option" means an Option granted by the Committee to an Employee Participant, which Option is designated as an Incentive Stock Option pursuant to Section 8.

     "Incumbent  Board"  means,  in the  case of (i) the  Company  or the  Stock
Holding Company, or (ii) the Bank, the Board of the Company or the Bank, respectively, on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

     "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     "Nonstatutory Stock Option" means an Option granted by the Committee to (i) an Outside Director or (ii) to any other Participant and such option is either
(A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder.

     "Normal Retirement" means, for an Employee, retirement at the normal or early retirement date as set forth in the Bank's Employee Stock Ownership Plan, or any successor plan.

     "Offering" means the initial public offering of the Common Stock of the Bank.

     "Option" means an Award granted under Section 7 or Section 8.

     "Outside Director" means a Director who is not also an Employee.

     "Participant" means an Employee, an Outside Director or Director Emeritus who receives an Award under the Plan.

     "Reorganization" means the reorganization of Jacksonville Savings Bank as a mutual holding company and the establishment of the Bank as its majority-owned subsidiary.

     "Stock Holding Company" means the holding company resulting from a stock conversion of the Company in a Conversion Transaction.

     "Termination for Cause" means the termination of employment or service caused by the individual's personal dishonesty, incompetence, willful misconduct, any breach of a fiduciary duty involving personal profit or intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or a material breach of a material provision hereof. In the case of an Outside Director, Termination for Cause means a removal for cause pursuant to the Bank's Bylaws.

3.       Administration

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

     The Awards of Nonstatutory Options to Outside Directors under Section 7 are intended to comply with Rule 16b-3 under the Exchange Act. Notwithstanding any term to the contrary appearing herein, unless permitted by Rule 16b-3(c)(2)(ii), neither the Committee nor the Board shall have the authority to determine the amount and price of securities to be awarded and/or timing of awards under
Section 7 to designated directors or categories of directors, which terms shall be set forth herein. To the extent any provision of the Plan or action by Plan administrators fails to comply with this Section 3, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

4.       Types of Awards

     Awards under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-Statutory Stock Options; and (c) Limited Rights.

5.       Stock Subject to the Plan

     Subject to adjustment as provided in Section 14, the maximum number of shares reserved for issuance under the Plan is ten percent (10%) of the shares of Common Stock of the Bank sold in connection with the Offering (or 55,751 shares).

     The shares of Common Stock represented by such options may be either authorized but unissued shares or shares previously issued and reacquired by the Bank or the Company. The Company may use dividends received from the Bank to fund the purchase of shares necessary to satisfy the exercise of stock options. To the extent that options together with any related rights granted under the Plan terminate, expire or are cancelled without having been exercised, new Awards may be made with respect to shares underlying such options.

6.       Eligibility

     Employees shall be eligible to receive Incentive Stock Options, Nonstatutory Stock Options and/or Limited Rights under the Plan. Outside Directors shall not be eligible to receive Incentive Stock Options or Limited Rights under the Plan. Outside Directors shall be eligible to receive only Nonstatutory Stock Options.

7.       Nonstatutory Stock Options

         7.1      Grant of Nonstatutory Stock Options

     (a) Grants to Outside Directors or Directors Emeritus. Each Outside Director who is serving in such capacity on the Effective Date of the Plan, shall be granted Options to purchase 1,000 shares of Common Stock of the Bank, subject to adjustment pursuant to Section 14. Each person who becomes an Outside Director subsequent to the Effective Date, shall be granted Nonstatutory Stock Options to purchase 1,000 shares of the Common Stock, subject to adjustment pursuant to Section 14, to the extent shares remain available under the Plan. Directors Emeritus Lee A. Sullivan and Harlan L. Williamson shall each be granted Options to purchase 1,000 shares of Common Stock. Nonstatutory Stock Options granted under the Plan are subject to the terms and conditions set forth in this Section 7.

     (b) Grants to Employees. The Committee may, from time to time, grant Nonstatutory Stock Options to Employees and, upon such terms and conditions as the Committee may determine, grant Nonstatutory Stock Options in exchange for and upon surrender of previously granted Awards under the Plan. Nonstatutory Stock Options granted under the Plan are subject to the terms and conditions set forth in this Section 7.

     (c) Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant. The maximum number of shares subject to a Nonstatutory Option that may be awarded under the Plan to any Employee shall be 20,000.

     (d) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined by the Committee on the date the Option is granted. Except as provided below, such purchase price shall not be less than 85% of the Fair Market Value of the Common Stock on the date the Option is granted. The purchase price per share of Common Stock deliverable upon the exercise of each Nonstatutory Stock Option granted in exchange for and upon surrender of previously granted Awards shall be not less than 80% of the Fair Market Value of the Common Stock on the date the Option is granted, but in no event may the purchase price of any Nonstatutory Stock Option be less than the par value of the Common Stock. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock at the Fair Market Value of such shares.

     (e) Manner of Exercise. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Bank. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Bank at the Fair Market Value of such shares determined on the exercise date.

     (f) Terms of Options. In no event shall a Nonstatutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. No Options shall be earned by a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein. Nonstatutory Stock Options awarded to Outside Directors or Directors Emeritus shall vest in the Outside Directors or Directors Emeritus at the rate of twenty percent (20%) of the initially awarded amount per year commencing with the vesting of the first installment on the date of grant, and succeeding installments on each anniversary of the date of grant. The Nonstatutory Options awarded to Employees shall be exercisable in installments, as determined by the Committee which shall also determine the date on which each installment shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee, in its sole discretion, may accelerate the time at which any Nonstatutory Stock Option awarded to Employees may be exercised in whole or in part. In the event of a Change in Control, all Nonstatutory Stock Options shall become immediately exercisable.

     (g) Termination of Employment or Service. Upon the termination of an Employee's employment or upon termination of an Outside Director's or Director's Emeritus service for any reason other than, in the case of an Employee, Normal Retirement, or in the case of all Participants, Disability, death, a Change in Control, or Termination for Cause, the Employee's, Outside Director's, or Director's Emeritus Nonstatutory Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Participant at the date of termination and only for a period of one year following termination. In the event of Termination for Cause, all rights under the Nonstatutory Stock Options shall expire upon termination. In the event of termination of employment or service due to a Change in Control, death or Disability of any Participant, all Nonstatutory Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by such person or his legal representatives or beneficiaries for one year following the date of his death or cessation of employment or service, as applicable, due to death, Disability, or Change in Control, provided that in no event shall the period extend beyond the expiration of the Nonstatutory Stock Option term. In the event of an Employee's termination of employment due to Normal Retirement, all Nonstatutory Stock Options held by such Employee, whether or not exercisable at such time, shall be exercisable for one year following his termination of employment.

8.       Incentive Stock Options

         8.1      Grant of Incentive Stock Options

     The Committee, from time to time, may grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Bank and the Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant.

     (b) Price. Subject to Section 14 of this Plan and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. However, if an Employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Bank or its Affiliates by reason of the ownership of such classes of common stock directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of exercise of the Incentive Stock Option.

     (c) Manner of Exercise. Incentive Stock Options granted under the Stock Option Plan shall vest in a Participant at the rate or rates determined by the Committee. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief
Executive Officer of the Bank, provided, however, that no Options shall be exercisable prior to approval of the Plan by stockholders. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the Fair Market Value of such shares shall be determined as of the date of such exercise of the Incentive Stock Option.

     (d) Amount of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Employee shall be 14,000. In granting Incentive Stock Options, the Committee shall consider the position and responsibilities of the Employee, the length and value of his or her service to the Bank, the Company, or the Affiliate, the compensation paid to the Employee and the Committee's evaluation of the performance of the Bank, the Company, or the Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an Option intended to qualify as an Incentive Stock Option, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (e) Term of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an

Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Employee, at the time an Incentive Stock Option is granted to him, owns Common Stock representing more than 10% of the total combined voting power of the Bank or its Affiliates (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him or her shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Employee to which it is granted.

     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee, in its sole discretion, may accelerate or extend the time at which any Incentive Stock Option may be exercised in whole or in part; provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control, all Incentive Stock Options shall become immediately exercisable unless the Fair Market Value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the date of grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Nonstatutory Stock Options.

     (f) Termination of Employment. Upon the termination of an Employee's employment for any reason other than Normal Retirement, Disability, Change in Control, death, or Termination for Cause, his or her Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by him at the date of termination and only for a period of three months following termination. In the event of Termination for Cause, all rights under his or her Incentive Stock Options shall expire upon termination.

     In the event of termination of an Employee's employment due to a Change in Control or Normal Retirement, death or Disability, all Incentive Stock Options held by such Employee, whether or not exercisable at such time, shall be exercisable by such Employee (or in the event of his death, his legal representative or beneficiary) for one year following the date of his cessation of employment; provided, however, that to the extent prohibited by law, such Options shall not be eligible for treatment as Incentive Stock Options in the event such Options are exercised more than three months following the Employee's cessation of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (g) Compliance with Code. The Options granted under this Section 8 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Bank makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code and such failure is not or cannot be cured, such Option shall be a Nonstatutory Stock Option.

9.       Limited Rights

         9.1      Grant of Limited Rights

     The Committee may grant a Limited Right simultaneously with the grant of any Option to any Employee with respect to all or some of the shares covered by such Option. Limited Rights granted under the Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

     Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Bank an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change of Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Bank, or in the event of a merger transaction, for shares of the acquiring corporation, or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.      Surrender of Option

     In the event of a Participant's termination of employment or termination of service as a result of death or Disability, the Participant (or his personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Bank of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or service and the exercise price per share of the Option on the Date of Grant. Whether the Bank accepts such application or determines to make payment, in whole or part, is within its sole discretion, it being expressly understood that the Bank is under no obligation to any Participant to make such payments. In the event that the Bank accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

11.      Rights of a Shareholder; Non-transferability

     A Participant shall have no rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Bank or its Affiliates or to continue to perform services for the Bank or its Affiliates or interferes in any way with the right of the Bank or its Affiliates to terminate his or her services as an Employee or Director at any time.

     No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his or her lifetime by the Participant, or by a guardian or legal representative of the Participant.

12.      Agreement with Participants

     Each Award of Options and/or Limited Rights shall be evidenced by a written agreement, executed by the Participant and the Bank or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities law.

13.      Designation of Beneficiary

     A Participant, with the consent of the Committee, may designate a person or persons to receive, in the event of death, any Option or Limited Rights Award to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Bank and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

14.      Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, pro-rata return of capital to all shareholders, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a) adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan; (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

(c) subject to Section 8.1(b), adjustments in the purchase price of outstanding Incentive and/or Nonstatutory Stock Options, or any Limited Rights attached to such options.

     No such adjustments, however, may change materially the value of benefits available to a Participant under a previously granted Award. No such adjustment shall be made if it would be considered a modification of the Option within the meaning of Section 424 of the Code.

15.      Limitations upon Exercise of Options

     Notwithstanding any other provision of the Plan, so long as the Company remains in the mutual form of organization and so long as any applicable statute or regulation requires the Company to own at least a majority of the outstanding shares of Common Stock, an Option granted under the Plan may not be exercised if the exercise of such an Option would result in the Company owning less than a majority of the Common Stock. Nothing herein shall preclude the Bank from issuing additional authorized but unissued shares of Common Stock to the Company to allow for the exercise of options that would otherwise have resulted in the Company owning less than a majority of the Common Stock.

16.      Treatment of Options in the Event of a Conversion Transaction

     In the event that the Company converts to stock form in a Conversion Transaction, any Options outstanding shall, at the option of the holder, (i) be convertible into Options for common stock of the Stock Holding Company, or (ii) if vested, be exercised by the holder prior to the effective date of the Conversion Transaction and the holder shall be entitled to exchange, in the same manner as other minority stockholders of the Bank, the shares of Common Stock received upon such exercise for shares of common stock of the Stock Holding Company. If for any reason such options are not to be converted or such shares are not exchanged, the holders of Options under the Plan shall receive cash payment for the shares of Common Stock represented by the Options in an amount equal to the Fair Market Value of the underlying Options or the initial offering price of the common stock of the Stock Holding Company for which the Common Stock underlying the Option would otherwise be exchanged, less the original exercise price of such Options and, with respect to Options that have been exercised, the Stock Holding Company shall redeem such shares for cash in the same manner as such redemption would occur for other minority stockholders of the Bank. Any exchange, conversion of Options, or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.

17.      Withholding

     There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

18.      Amendment of the Plan

     The Board may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, the approval by a majority of the shares of Common Stock represented in person or by proxy at an annual or special meeting of the Bank shall be required for any such modification or amendment that:

(a) increases the maximum number of shares for which Options may be granted under the Plan (subject, however, to the provisions of Section 14);

(b) reduces the exercise price at which Awards may be granted (subject, however, to the provisions of Sections 7, 8, and 14;

(c) extends the period during which Options may be granted or exercised beyond the times originally prescribed (subject, however, to the provisions of Sections 7 and 8; or

(d)  changes the persons eligible to participate in the Plan.

     Failure to ratify or approve amendments or modifications to subsections (a) through (d) of this Section 18 by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of the Plan will remain in full force and effect.

     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

19.      Approval by Stockholders

     The Plan shall be approved by stockholders of the Bank. No Options shall be granted pursuant to the Plan prior to such stockholder approval.

20.      Effective Date of Plan

     The Plan shall become effective upon the date adopted by the Board, following the approval of stockholders.

21.      Termination of the Plan

     The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date or the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs as set forth in Section 5. The Board has the right to suspend or terminate the Plan at any time; provided that no such action will, without the consent of a Participant, affect adversely his rights under a previously granted Award.

22.      Applicable Law

     The Plan will be administered in accordance with federal law and the laws of the State of Illinois.


Adopted April 23, 1996

ATTEST:                                        JACKSONVILLE SAVINGS BANK



/s/ Roger McKinney                        By: /s/ Andrew F. Applebee
-----------------------                   -------------------------------------
Corporate Secretary                            Chief Executive Officer




                                              JACKSONVILLE BANCORP, M.H.C.



/s/ Roger McKinney                        By: /s/ Andrew F. Applebee
-----------------------                   -------------------------------------
Corporate Secretary                            Chief Executive Officer
April 23, 1996
Date Approved by Stockholders

                                  Exhibit 10.2

                            JACKSONVILLE SAVINGS BANK
                             2001 STOCK OPTION PLAN

1.       Purpose

     The purpose of the 2001 Stock Option Plan (the "Plan") is to advance the interests of Jacksonville Savings Bank (the "Company") and its stockholders by providing Employees and Outside Directors of the Company and its Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.       Definitions

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

     "Award" means an Award of Non-Statutory Stock Options, Incentive Stock Options, Limited Rights, Reload Options and/or Dividend Equivalent Rights granted under the provisions of the Plan.

     "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his estate.

     "Board" or "Board of Directors" means the board of directors of the Company, unless otherwise noted herein.

     "Cause" means personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

         "Change in Control" means:

     (1)(i) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity; (ii) individuals who constitute the Board of Directors of the Company as of the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Company's stockholders or members was approved by the same nominating committee serving under an Incumbent Board shall be for purposes of this section considered as though he were a member of the Incumbent Board; or (iii) an acquisition of "control" of the Company as defined by the Home Owners Loan Act, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "HOLA"), (iv) an acquisition of control of the Company or more than 25% of the Company's stock requiring submission of an application or notice under the HOLA, or (v) a mutual to stock conversion of the Mutual Holding Company.

     (2) In the event the Mutual Holding Company converts from the mutual form of organization to the stock form of organization (the "Stock Holding Company") in a second step conversion at any time subsequent to the initial effective date of this Plan, a "Change in Control" shall occur on the date the board of directors of the Mutual Holding Company adopts the plan of conversion relating to such transaction. For persons who begin service after such date, a "Change in Control" shall mean a change in control of the Company or the Stock Holding Company of a nature that: (i) would be required to be reported in response to

Item 1a of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a change in control of the Company or the Stock Holding Company within the meaning of the HOLA; or (iii) without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or the Stock Holding Company representing 25% or more of the Company's or Stock Holding Company's outstanding securities ordinarily having the right to vote at the election of directors, except for any securities of the Company issued to the Stock Holding Company in connection with the Reorganization and Stock Offering pursuant to the Stock Holding Company's Plan of Reorganization and Stock Issuance and securities purchased by the Company's or the Stock Holding Company's employee stock benefit plans; or (b)individuals who constitute the board of directors of the Company or the Stock Holding Company of the date on the second step conversion (also referred to as the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of the second step conversion whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Company's or Stock Holding Company's stockholders or members was approved by the same nominating committee serving under an Incumbent Board shall be for purposes of this section considered as though he were a member of the Incumbent Board; or
(c) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or the Stock Holding Company or similar transaction;
(d) a proxy statement is distributed that solicits proxies from stockholders of the Stock Holding Company, by someone other than the current management of the Stock Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or the Stock Holding Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan are exchanged for or converted into cash or property or securities not issued by the Company or the Stock Holding Company; or (e) a tender offer is made pursuant to which 25% or more of the outstanding securities of the Company of the Stock Holding Company are acquired.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Stock Benefits Committee consisting of either (i) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company.

     "Common Stock" means shares of the common stock of the Company, par value $1.00 per share.

     "Company" means Jacksonville Savings Bank or a successor corporation.

     "Continuous Service" means employment as an Employee and/or service as an Outside Director without any interruption or termination of such employment and/or service. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as an Employee. In the case of an Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other approved leave of absence or in the case of transfers between payroll locations of the Company, its subsidiaries or its successor.

     "Date of Grant" means the actual date on which an Award is granted by the Committee.

     "Director" means a member of the Board.

     "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a Director or Outside Director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employee's lifetime.

     "Dividend Equivalent Rights" means the right to receive an amount of cash based upon the terms set forth in Section 11 hereof.

     "Effective Date" means the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company's stockholders.

     "Employee" means any person who is currently employed by the Company or an Affiliate who is chosen by the Committee to participate in the Plan.

     "Fair Market Value" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the Nasdaq stock market on the day prior to such date, or if the Common Stock was not traded on the day prior to such date, on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq stock market, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

     "Incentive Stock Option" means an Option granted by the Committee to an Employee, which Option is designated as an Incentive Stock Option pursuant to
Section 8.

     "Limited Right" means the right to receive an amount of cash based upon the terms set forth in Section 9.

     "Mutual Holding Company" means Jacksonville Bancorp, M.H.C.

     "Non-Statutory  Stock Option"  means an Option  granted by the Committee to
(i) an Outside Director or (ii) any other  Participant and such Option is either
(A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder.

     "Non-Employee Director" means, for purposes of the Plan, a Director who (a) is not employed by the Company or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

     "Normal Retirement" means retirement from employment or service on or after any of the following: (i) the attainment of age 65 by an Employee or Outside Director, (ii) the attainment of age 55 and the completion of 15 years of employment or service as an Employee or Outside Director; or (iii) the completion of 25 years of employment or service as an Employee or Outside Director.

     "Outside Director" means a Director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

     "Option" means an Award granted under Section 7 or Section 8.

     "Participant" means an Employee or Outside Director of the Company or its Affiliates who receives or has received an award under the Plan.

     "Reload Option" mean a number of options to acquire shares of Common Stock equivalent to the number of shares (i) used by a Participant to pay for an Option, or (ii) deducted from any distribution in order to satisfy income tax required to be withheld, based upon the terms set forth in Section 18.

     "Right" means a Limited Right or a Dividend Equivalent Right.

     "Termination for Cause" means the termination of employment or termination of service on the Board caused by the individual's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which results in material loss to the Company or one of its Affiliates.

3.       Plan Administration Restrictions

     The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries. All transactions involving a grant, award or other acquisition from the Company shall:

(a)  be approved by the Company's full Board or by the Committee; or

(b) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the securities present, or represented and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or

(c) result in the acquisition of an Option or Limited Right that is held by the Participant for a period of six months following the date of such acquisition.

4.       Types of Awards

     Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options; (b) Non-Statutory Stock Options; (c) Limited Rights;
(d) Reload Options; and (e) Dividend Equivalent Rights.

5.       Stock Subject to the Plan

     Subject to adjustment as provided in Section 17, the maximum number of shares reserved for issuance under the Plan is 87,100 shares. To the extent that Options or Rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that Options together with any related Rights granted under the Plan terminate, expire or are forfeited without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares.

6.       Eligibility

     Employees of the Company and its Affiliates shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Limited Rights, Reload Options, and/or Dividend Equivalent Rights under the Plan. Outside Directors shall be eligible to receive Non-Statutory Stock Options, Reload Options, and/or Dividend Equivalent Rights under the Plan.

7.       Non-Statutory Stock Options

     The Committee may, from time to time, grant Non-Statutory Stock Options to eligible Employees and Outside Directors. Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms and conditions set forth in this Section 7. The maximum number of shares subject to a Non-Statutory Option that may be awarded under the Plan to any Employee shall be 20,000.

     (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

     (b) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be the Fair Market Value of the Common Stock of the Company on the Date of Grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares determined in the manner described in Section 2.

     (c) Vesting. Unless the Committee shall specifically state to the contrary at the time an Award is granted, Non-Statutory Stock Options awarded to Employees and Outside Directors shall vest at the rate of 20% of the initially awarded amount per year, commencing with the vesting of the first installment on the Date of Grant, and succeeding installments on each anniversary of the Date of Grant. No Options shall become vested by a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, all Non-Statutory Stock Options that have been awarded shall immediately vest.

     (d) Exercise of Options. A vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company, or his designee. Such notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares, determined on the exercise date in the manner described in Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

     (e) Amount of Awards. Non-Statutory Stock Options may be granted to any Employee or Outside Director in such amounts as determined by the Committee, subject to the requirements of Section 7 above. In granting Non-Statutory Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibility of the Employee or Outside Director, the length and value of his service to the Company or the Affiliate, the compensation paid to the Employee or Outside Director, and the Committee's evaluation of the performance of the Company or the Affiliate, according to measurements that may include, among others, key financial ratios, level of classified assets and independent audit findings.

     (f) Term of Options. Unless the Committee determines otherwise, the term during which Non-Statutory Stock Options granted to Outside Directors may be exercised shall not exceed ten years and one day from the Date of Grant. In no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than ten years and one day from the Date of Grant. The Committee may, in its sole discretion, accelerate the time during which any Non-Statutory Stock Option vests in whole or in part to the Employees and/or Outside Directors.

     (g) Termination of Employment or Service. Upon the termination of an Employee's employment or upon termination of an Outside Director's service for any reason other than, Normal Retirement, death, Disability, Change in Control or Termination for Cause, the Participant's Non-Statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for one year following termination. In the event of Termination for Cause, all rights under a Participant's Non-Statutory Stock Options shall expire upon termination. In the event of the Participant's termination of employment or service due to Normal Retirement, death or Disability, or coincident with or following a Change in Control all
Non-Statutory Stock Options held by the Participant, whether or not vested at such time, shall vest and become exercisable by the Participant or his legal representative or beneficiaries for five years following the date of such termination, death or cessation of employment or service, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

     (h)   Transferability.   In  the  discretion  of  the  Board,  all  or  any
Non-Statutory Stock Option granted hereunder may be transferable by the Participant once the Option has vested in the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

8.       Incentive Stock Options

     The Committee may, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Agreement. Each Option shall be evidenced by a written option agreement between the Company and the Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

     (b) Price. Subject to Section 17 of the Plan and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. However, if an Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (or under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or Beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock
Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares, determined on the exercise date, in the manner described in Section 2.

     (c) Vesting. Incentive Stock Options granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. Unless the Committee shall specifically state to the contrary at the time an Award is granted, Incentive Stock Options awarded to Employees shall vest at the rate of 20% of the initially awarded amount per year commencing with the vesting of the first installment on the Date of Grant, and succeeding installments on each anniversary of the Date of Grant. Notwithstanding any other provisions of this plan, in the event of a Change in Control of the Company, all Incentive Stock Options that have been awarded shall immediately vest.

     (d) Exercise of Options. Vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the Chairman or President of the Company, or his designee. Such notice is irrevocable and must be accompanied by full payment of the exercise price in cash or shares of Common Stock at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2.

     The Options comprising each installment may be exercised in whole or in part at any time after such installment becomes vested, provided that the amount able to be first exercised in a given year is consistent with the terms of
Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

     The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Company, all Incentive Stock Options that have been awarded shall become immediately exercisable, provided, however, that if the aggregate Fair Market Value (determined at the time the Option is granted) of Common Stock for which Options are exercisable as a result of a Change in Control, together with the aggregate Fair Market Value (determined at the time the Option is granted) of all other Common Stock for which Incentive Stock Options become exercisable during such year, exceeds $100,000, then the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options (but shall remain subject to the provisions of this Section 8 to the extent permitted).

     (e) Amounts of Awards. Incentive Stock Options may be granted to any eligible Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Employee shall be 20,000. In granting Incentive Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Employee, the length and value of his or her service to the Company, or the Affiliate, the compensation paid to the Employee and the Committee's evaluation of the performance of the Company, or the Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. The provisions of this Section 8(e) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (f) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, provided, however, in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant.

     (g) Termination of Employment. Upon the termination of an Employee's service for any reason other than Normal Retirement, death, Disability, a Change in Control, or Termination for Cause, the Employee's Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Employee at the date of termination for a period of one year following termination, provided, however, that such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following termination. Upon termination of an Employee's employment due to Normal Retirement, death, Disability, or coincident to or following a Change in Control, all Incentive Stock Options held by such Employee, whether or not exercisable at such time, shall be exercisable for a period of five years following the date of his cessation of employment, subject to the limitations set forth in the second paragraph of this subsection (g). In the event of Termination for Cause all rights under the Incentive Stock Options shall expire upon termination.

     An Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following the date of a Participant's Normal Retirement or termination of employment following a Change in Control. No Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one year following termination of employment due to Disability. In order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of an Optionee, the Optionee's death must have occurred while employed or within three months of termination of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (h) Transferability. No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Employee to which it is granted.

     (i) Compliance with Code. The options granted under this Section 8 are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

9.       Limited Rights

     The Committee may grant a Limited Right simultaneously with the grant of any Option to any Employee of the Company, with respect to all or some of the shares covered by such Option. Limited Rights granted under the Plan are subject to the following terms and conditions:

     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.

     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

     Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change in Control in which pooling of interests accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.      Reload Option

     Simultaneously with the grant of any Option to a Participant, the Committee may grant a Reload Option with respect to all or some of the shares covered by such Option. A Reload Option may be granted to a Participant who satisfies all or part of the exercise price of the Option with shares of Common Stock (as described in Section 13(c) below). The Reload Option represents an additional Option to acquire the same number of shares of Common Stock as is used by the Participant to pay for the original Option. Reload Options may also be granted to replace Common Stock withheld by the Company for payment of a Participant's withholding tax under Section 19. A Reload Option is subject to all of the same terms and conditions as the original Option, including the remaining Option exercise term, except that (i) the exercise price of the shares of Common Stock subject to the Reload Option will be determined at the time the original Option is exercised and (ii) such Reload Option will conform to all provisions of the Plan at the time the original Option is exercised.

11.      Dividend Equivalent Rights

     Simultaneously with the grant of any Option to a Participant, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such Option. Dividend Equivalent Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. The Dividend Equivalent Right provides the Participant with a cash benefit per share for each share underlying the unexercised portion of the related Option equal to the amount of any extraordinary dividend (as defined in Section 11(c)) per share of Common Stock declared by the Company. The terms and conditions of any Dividend Equivalent Right shall be evidenced in the

Option agreement entered into with the Participant and shall be subject to the terms and conditions of the Plan. The Dividend Equivalent Right is transferable only when the related Option is transferable and under the same conditions.

     (b) Payment. Upon the payment of an extraordinary dividend, the Participant holding a Dividend Equivalent Right with respect to Options or portions thereof which have vested shall promptly receive from the Company the amount of cash equal to the amount of the extraordinary dividend per share of Common Stock, multiplied by the number of shares of Common Stock underlying the unexercised portion of the related Option. With respect to Options or portions thereof which have not vested, the amount that would have been received pursuant to the Dividend Equivalent Right with respect to the shares underlying such unvested Option or portion thereof shall be paid to the Participant holding such Dividend Equivalent Right together with earnings thereon, on such date as the Option or portion thereof becomes vested. Payments shall be decreased by the amount of any applicable tax withholding prior to distribution to the Participant as set forth in Section 19.

     (c) Extraordinary Dividend. For purposes of this Section 11, an extraordinary dividend is any dividend paid on shares of Common Stock where the rate of the dividend exceeds the Company's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters.

12.      Surrender of Option

     In the event of a Participant's termination of employment or termination of service as a result of death or Disability, the Participant (or his or her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment or the date of termination of service on the Board and the exercise price per share of the Option. Whether the Company accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Participant whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

13.      Alternate Option Payment Mechanism

     The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the agreement with the Participant covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

     (a) Cash Payment. The exercise price may be paid in cash or by certified check. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

     (b) Cashless Exercise. Subject to vesting requirements, if applicable, a Participant may engage in a "cashless exercise" of the Option. Upon a cashless exercise, the Participant shall give the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Option and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Participant does not sell the Common Stock subject to the Option through a registered broker-dealer or equivalent third party, the Participant may give the Company written notice of the exercise of the Option and the third party purchaser of the Common Stock subject to the Option shall pay the Option exercise price plus applicable withholding taxes to the Company.

     (c) Exchange of Common Stock. The Committee may permit payment of the Option exercise price by the tendering of previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock. No tendered shares of Common Stock which were acquired by the Participant upon the previous exercise of an Option or as awards under a stock award plan (such as the Company's Recognition and Retention Plan) shall be accepted for exchange unless the Participant has held such shares (without restrictions imposed by said plan or award) for at least six months prior to the exchange.

14.      Rights of a Stockholder

     A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate his services as an officer, director or employee at any time.

15.      Agreement with Participants

     Each Award of Options, Reload Options, Limited Rights, and/or Dividend Equivalent Rights will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards, including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities laws.

16.      Designation of Beneficiary

     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Option, Reload Option, Limited Rights Award, or Dividend Equivalent Rights to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

17.      Dilution and Other Adjustments

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, pro rata return of capital to all shareholders, recapitalization, or any merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares, without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

     (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

     (c) adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options, or any Limited Rights attached to such Options.

     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a "modification" of the Award under Section 424 of the Code.

18.      Effect of a Change in Control on Option Awards

     In the event of a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

     (a) provide that such Options shall be assumed, or equivalent options shall be substituted ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall be registered in accordance with the Securities Act of 1933, as amended ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933
Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Participant will receive upon consummation of the Change in Control a cash payment for each Option surrendered equal to the difference between the (1) fair market value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options; or

     (b) in the event of a transaction under the terms of which the holders of Common Stock will receive upon consummation thereof a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, make or provide for a cash payment to the Participants equal to the difference between (1) the Merger Price times the number of shares of Common Stock subject to such Options held by each Participant (to the extent then exercisable at prices not in excess of the Merger Price), and (2) the aggregate exercise price of all such surrendered Options.

19.      Withholding

     There may be deducted from each distribution of cash and/or Common Stock under the Plan the minimum amount of any federal or state taxes, including payroll taxes, that are applicable to such supplemental taxable income and that are required by any governmental authority to be withheld. Shares of Common Stock will be withheld where required from any distribution of Common Stock.


20.      Amendment of the Plan

     The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by Employees and/or Outside Directors; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his consent, under an outstanding Award. Any amendment or modification of the Plan or an outstanding Award under the Plan, including but not limited to the acceleration of vesting of an outstanding Award for reasons other than the death, Disability, Normal Retirement, or a Change in Control, shall be approved by the Committee or the full Board of the Company.

21.      Effective Date of Plan

     The Plan shall become effective upon the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company's stockholders.

22.      Termination of the Plan

     The right to grant Awards under the Plan will terminate upon the earlier of
(i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs, as set forth in Section 5. The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

23.      Applicable Law

     The Plan will be administered in accordance with the laws of the State of Illinois.


     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the 30th day of April 23, 2001.


Date Approved by Stockholders: April 30, 2001

Effective Date:   April 30, 2001



ATTEST:                                       JACKSONVILLE SAVINGS BANK




/s/ Roger McKinney                            Richard A. Foss
--------------------------                    -----------------------------
Secretary                                     President

                                  Exhibit 23.2

MCGLADREY & PULLEN
Certified Public Accountants






Consent of Independent Auditor's

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of Jacksonville Savings Bank and Jacksonville Bancorp, MHC and the 2001 Stock Option Plan of Jacksonville Savings Bank, of our report dated January 16, 2003, with respect to the consolidated financial statements of Jacksonville Bancorp, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                  /s/ McGladrey & Pullen, LLP



Champaign, Illinois
January 30, 2004